Exhibit 10.30
SECOND AMENDMENT OF PURCHASE AND SALE AGREEMENT
This Second Amendment of Purchase and Sale Agreement (this “Amendment”) is entered into to be effective as of the 6th day of February, 2023 (the “Effective Date”) by and between ELEVATE SABINE INVESTORS LP, a Texas limited partnership (“Seller”) and SPINNAKER INSURANCE COMPANY, an Illinois licensed insurance company (“Buyer”).
RECITALS
A.Seller and Buyer entered into that certain Purchase and Sale dated effective February 24, 2022, as amended by that certain First Amendment of Purchase and Sale Agreement dated March 24, 2022 (as amended, the “Contract”) for the purchase and sale of an office building development located at 701 E. 5th St., Austin, Travis County, Texas, as further described in the Contract (the “Property”).

B.Buyer and Seller have agreed to and make certain modifications to the Contract as more specifically set forth below.
NOW THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT
1.Incorporation of Recitals. The above recitals are incorporated into the parties’ agreement as if copied herein in full.

2.Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Contract.

3.Modification of Contract. From and after the Effective Date of this Amendment, the Contract is hereby modified and amended in the following respects:

(a)Any and all references in the Contract which require that the Affiliate Tenant (as defined in the Contract) enter into the Affiliate Tenant Office Lease (as defined in the Contract) for the lease of the Affiliate Tenant Premises (including, without limitation, those obligations as set forth in Section 18 of the Contract) are hereby null and void and of no further force and effect.

(b)The eighth sentence of Paragraph 5(A) of the Contract is hereby deleted in its entirety and the following inserted in lieu thereof:

“Final Completion” shall mean that the Property and Office Building Development as a whole (other than the Hippo First Floor Premises, as defined in Section 18 hereof, and which final completion of such Hippo First Floor Premises is addressed in the

Hippo First Floor Lease, as defined in Section 18 hereof), and including, without limitation, the premises leased to Hippo Analytics Inc. by the terms of the Hippo Lease, and the basement level of the Office Building Development, including the Amenities Center as defined in the Hippo Lease, be in a “turnkey” condition as determined by Buyer, in its reasonable discretion, which may be made by or in consultation with its architect, engineer, design professional, construction or development consultant or other agent or consultant.”
(c)The second sentence of Paragraph 6(A)(8) is hereby deleted in its entirety and the following is inserted in lieu thereof:

“An example of the space plan and buildout for the Hippo First Floor Premises (as defined in Section 18) is set forth on Exhibit N-1 attached hereto.”

(d)Paragraph 9(A)(22) is hereby deleted in its entirety and the following is inserted in lieu thereof:

“(22)    The Hippo Lease and, upon execution and delivery, the Hippo First Floor Lease, are and will be the only Leases.”

(e)“Schedule 4 – First Floor Contractors and Costs and Payments” is added to the list of exhibits and schedules in Paragraph 16(W).
(f)“Exhibit N-1 Example of Space Plan/Buildout for Affiliate Tenant Premises” under Paragraph 16(W) is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Exhibit N-1 Example of Space Plan/Buildout for the Hippo First Floor Premises”.

(g)Paragraph 18 is hereby deleted in its entirety and the following inserted in lieu thereof:

“18. Lease of First Floor Premises. On or about even date with this Amendment, Hippo Analytics, Inc. (“Hippo”) and Seller will enter into a mutually agreed lease agreement (referred to as the “Hippo First Floor Lease”) for the lease of the first floor (non-lobby) area of the Office Building Development as the premises (the “Hippo First Floor Premises”). Reference is made to such Hippo First Floor Lease for its terms.”

(h)The title of Exhibit N-1 (“EXAMPLE OF SPACE PLAN/BUILDOUT FOR AFFILIATE TENANT PREMISES”) is hereby deleted in its entirety and the following is inserted in lieu thereof:

“EXAMPLE OF SPACE PLAN/BUILDING FOR THE HIPPO FIRST FLOOR PREMISES”

(i)The first sentence of the first bullet point in the second paragraph (“Builders Risk”) of

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Schedule 3 is hereby deleted in its entirety and the following is inserted in lieu thereof:
“Remain in effect until final completion, provided however, excluding the Hippo First Floor Premises on the first floor of the Office Building Development.”
(j)The second bullet point in the third paragraph (“GL/Umbrella and Contractors policy (E&O and Professional combined policy) policy”) of Schedule 3 is hereby deleted in its entirety and the following is inserted in lieu thereof:
“Coverage must remain in place for a period equal to when the Seller’s and Flintco, LLC’s obligations under this Agreement are completed, provided however, excluding the final completion of the Hippo First Floor Premises on the first floor of the Office Building Development.”

(k)The third bullet point in the third paragraph (“GL/Umbrella and Contractors policy (E&O and Professional combined policy) policy”) of Schedule 3 is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Any time the policy is not renewed/canceled, or the retro date is changed, then an extended reporting period endorsement must be procured through the time when Seller’s and Flintco, LLC’s obligations under this Agreement are completed, provided however, excluding the final completion of the Hippo First Floor Premises on the first floor of the Office Building Development.”

(l)The bullet point in the fourth paragraph (beginning “if the GL/Umbrella are on an occurrence basis, then:”) of Schedule C is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Coverage must remain in place for a period equal to when the Seller’s and Flintco, LLC’s obligations under this Agreement are completed, provided however, excluding the Hippo First Floor Premises on the first floor of the Office Building Development.”

4.In all other respects, the Contract is ratified and affirmed. Buyer agrees that Seller is not in default under the Contract as of the Effective Date. Seller agrees that Buyer is not in default under the Contract as of the Effective Date.

5.This Amendment shall bind Buyer and Seller and their respective successors and assigns. The provisions of this Amendment shall prevail over any conflicting provisions of the Contract.

6.This Amendment may be executed in identical original counterparts or by facsimile or electronic signatures, and such counterpart, facsimile or electronic signature shall have the same force and effect as though originally executed in a single document.

[Remainder of Page Intentionally Left Blank]

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EXECUTED to be effective as of the Effective Date.
SELLER:
ELEVATE SABINE INVESTORS LP,
a Texas limited partnership

By:    Elevate Sabine GP, LLC,
a Texas limited liability company, its general partner

By:    /s/ Chris Skyles     Name: Chris Skyles
Title:    Manager

BUYER:
SPINNAKER INSURANCE COMPANY LLC,
an Illinois licensed insurance company

By:    /s/ Richard McCathron
Name Richard McCathron
Title: President

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